RESTATED ARTICLES OF INCORPORATION

     Pursuant to the provisions of Section 35-1-213, MCA, the undersigned Corporation adopts the following Restated Articles of Incorporation.


                                   ARTICLE I

     The name of the Corporation is:

                              WINTER SPORTS, INC.


                                   ARTICLE II

     The Corporation shall have perpetual existence.


                                  ARTICLE III

     The purpose or purposes for which the Corporation is organized are:


     A. To carry on the business of a year-round resort and recreational center, including, but not restricted to, a winter sports recreational area.


     B. The construction, installation and operation of ski lifts and all facilities reasonably required in the operation of a year-round recreational area.
     C. To engage in the business of operating motels, hotels, and other types of public accommodations; to construct such facilities as may be necessary in connection therewith.


     D. To erect, construct, establish, purchase, lease, and otherwise acquire, and to hold, use, equip, supply, service, maintain, operate, sell and otherwise dispose of, restaurants and food service facilities of all types, and in connection therewith, to engage in the business of dispensing alcoholic beverages and the operation of cocktail lounges and any type of alcoholic beverage dispensing facility appropriate to the operation of resort and recreational centers.


     E. To acquire by purchase, lease or otherwise, lands and interests in lands and to own, hold, improve, develop and manage any real estate so acquired, and to erect or cause to be erected on any lands owned, held or occupied by the Corporation, buildings or other structures with their appurtenances and to manage, operate, lease, rebuild, enlarge, alter or improve any buildings or other structures now or hereafter erected on any lands owned, held or occupied and to encumber or dispose of any lands or interests in lands in any buildings or other structures, or part of any buildings or other structures at any time owned or held by the Corporation.


     F. To acquire by purchase, lease, manufacture or otherwise, any personal property deemed necessary or useful in the equipment, furnishing, improvement, development or management of any property, real or personal, at any time owned, held, or occupied by the Corporation, and to invest, trade and deal in any personal property deemed beneficial to the Corporation and to encumber or dispose of any personal property at any time owned or held by the Corporation
     G. To enter into any kind of contract or agreement, cooperative, pension plan, deferred compensation plan or profit sharing plan with its officers or employees that the Corporation may deem advantageous or expedient or otherwise to pay such persons for their services as the directors may deem fit.


     H. To purchase, lease or otherwise acquire, own, lease as lessor, sell or exchange residences, dwelling houses or living quarters for its officers and employees, to rent, lease or sell said residences, dwelling houses or living quarters to its employees on such terms as the directors may deem proper.


     I. Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made a party, or in which he may become involved, by reason of his being or having been a director, officer or employee of the Corporation, or any settlement thereof, whether or not he is a director, officer or employee at the time such expenses are incurred, except in such cases wherein the director, officer or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The foregoing right of indemnification shall be in addition to and not exclusive of all other rights to which such director, officer or employee may be entitled.


     J. To borrow money, issue bonds, debentures, notes and any other obligations of this Corporation from time to time, for any of the objects or purposes of this Corporation and to mortgage, pledge, hypothecate or convey in trust any and all of its property to secure the payment thereof.

     K. To purchase, lease, or otherwise acquire in whole or in part, the business, goodwill, rights, franchises, patents or patent rights, trademarks or trademark rights, and privileges and property of every kind, and to undertake the whole or any part of the assets or liabilities of any firm, person, association, or corporation, engaged in or authorized to conduct any business similar to any business authorized to be conducted by this Corporation, or owning property necessary or suitable to its purposes and to pay for the same in cash, in stock of this Corporation, or otherwise; to hold, use, operate, or in any manner dispose of the whole or any part of the business or property so acquired and to exercise all the powers necessary or incidental to the conduct of such business.


     L. To enter into, make, perform, and carry out, contracts of every kind and for any lawful purpose, with any person, firm, association, corporation, municipality, state or government, or any subdivision, district or department thereof.


     M. To purchase, hold, cancel, reissue, sell, exchange, transfer or otherwise deal in its own shares from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the Corporation shall determine; provided that this Corporation shall not use its funds or property for the purchase of its own shares when such use would cause an impairment of its capital, except to the extent permitted upon the law of the State of Montana; and provided, further, that shares of the Corporation belonging to it shall not be voted upon directly or indirectly.


     N. To accumulate and loan money by lending the capital of the Corporation and such other funds as it may from time to time lawfully acquire, upon such personal security, or security of personal property, or other securities as may be agreed upon between the Corporation and the borrower, and by relending in like manner the funds arising from such loans when paid.


     O. To organize or cause to be organized under the laws of any state of the United States or of any territory, dependency or possession of the United States or of any foreign country, a corporation or corporations for the purpose of transacting, promoting or carrying on any or all of the objects or purposes for which this Corporation is organized, and to dissolve, windup, liquidate, merge or consolidate any such corporation or corporations or cause the same to be dissolved, wound-up, liquidated, merged or consolidated.


     P. To enter into any partnership, limited or general as limited or general partner or both and to enter into any other arrangement for sharing profits, union of interest, reciprocal concession or cooperation with any corporation, association, partnership, syndicate, entity, person or governmental, municipal, or public authority, domestic or foreign, in the carrying out of any business which this Corporation is authorized to carry on or any business or transaction deemed necessary, convenient, or incidental to carrying out any of the purposes of this Corporation.


     Q. To acquire by purchase, lease, gift, device or otherwise and to own, use, develop, subdivide, and sell, exchange, convey, lease and otherwise handle and deal in real property and any interests or rights therein whether as principal, agent or otherwise.


     R. The several clauses contained in the State of Purpose shall be construed as both powers and purposes, and the statements contained in each clause shall be in nowise limited or restricted by reference to or inference from the terms of any other clause, but shall be regarded as independent purposes and powers; and no recitation, expression, or declaration of specific or special powers or purposes shall be deemed to be exclusive, but it is hereby expressly declared that all other lawful powers not inconsistent herewith are hereby included.


                                   ARTICLE IV

     The amount of capital stock and the aggregate number of shares which the Corporation has authority to issue is $600,000, which aggregate number of shares shall be divided as follows:

          (a) 1,262,500 shares without nominal or par value, all of which stock shall be designated as common stock;

          (b) 950 shares of preferred stock, without voting rights, at the par value of $100.00 per share, which stock shall be designated as preferred stock;

     The preferred stock shall have the same preferences, limitations, restrictions, terms and conditions established by the Board of Directors of the Corporation under the terms of an amendment to the Articles of Incorporation dated March 18, 1948, under the terms of which 950 shares of non-voting preferred stock of the par value of $100.00 per share was authorized and under the terms of which the power was delegated through the Board of Directors of the Corporation to designate and describe the manner of issuing, preferences, limitations, restrictions and other terms and conditions of or on said stock.

     No shareholder of the Corporation shall have any pre-emptive or preferential right of subscription to any shares of the Corporation, whether now or hereafter authorized, nor any right of subscription to any thereof other than such right, if any, and at such price as the Board of Directors, in its discretion from time to time may determine, and the Board of Directors may issue shares of the Corporation or obligations convertible into shares without offering such issue either in whole or in part to the shareholders of the Corporation and no holder of preferred shares of the Corporation shall have any pre-emptive or preferential right to receive any such shares or obligations declared by way of dividend. Should the Board of Directors, as to any portion of the shares of the Corporation, whether now or hereafter authorized, or any obligation convertible in the shares of the Corporation, offer the same to the shareholders, such offer shall not in any way constitute a waiver or release of the right of the Board of Directors subsequently to dispose of other portions of such shares or obligations without so offering the same to the shareholders.


                                   ARTICLE V

     The address of the registered office of the Corporation is Big Mountain, Whitefish, Montana, and the name of its registered agent at such address is Sandra K. Unger.


                                   ARTICLE VI

     The number of directors of the Corporation shall be as specified in the By-Laws of the Corporation, and the number of directors may be increased or decreased from time to time by an amendment to the By-Laws; but in no case shall the number be less than three (3). The number of Directors at the time of the adoption of these Restated Articles is five (5).


                                  ARTICLE VII

     The amount of the stated capital of the Corporation to the date of the adoption of these Restated Articles is $182,900.00.

                                  ARTICLE VIII

     The Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto.


     DATED:  22nd day of July, 1981.


                              WINTER SPORTS, INC.
                              By:  Russell Street, President
                                   Robert M. Sullivan, Secretary


STATE OF MONTANA

County of Flathead


     Russell C. Street, being first duly sworn upon oath, deposes and says:
That he is the President of WINTER SPORTS, INC., named in the foregoing instrument; that he has read said instrument, knows the contents thereof, and the same is true of his own knowledge.


                              Russell C. Street

     Subscribed and sworn to before me this 22nd day of July, 1981.


                              Sandra K. Unger
                              Notary Public for the State of Montana
                              Residing at Whitefish, Montana
                              My Commission Expires 6/15/82






                          ARTICLES OF AMENDMENT TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                              WINTER SPORTS, INC.



     Pursuant to the provisions of the Montana Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to the Articles of Incorporation:


                                   ARTICLE I

     The name of the corporation is:   WINTER SPORTS, INC.


                                   ARTICLE II

     The following amendment to the Articles of Incorporation was adopted by the directors and shareholders of the corporation on the 11th day of October, 1994, in the manner prescribed by the Business Corporation Act:


     1. The first paragraph of Article IV of the Restated Articles of Incorporation is amended to read as follows:


                                   ARTICLE IV

     The amount of capital stock and the aggregate number of shares which the corporation has authority to issue is as follows:


     a. 5,000,000 shares without nominal or par value, all of which stock shall be designated as common stock;


     b. 950 shares of preferred stock, without voting rights, at the par value of $100.00 per share, which stock shall be designated as preferred stock.''


                                  ARTICLE III

     The number of shares of the corporation issued and outstanding at the time of such adoption was 897,399 common shares and 245 non-voting preferred shares. The number of votes entitled to be cast by the holders of the common shares is 897,399. The holders of the preferred shares are not entitled to vote. The number of votes represented at the meeting of shareholders on October 11, 1994, was 705,536. A proper quorum was present at the meeting.


                                   ARTICLE IV

     The number of votes cast in favor of the amendment was 587,199 and the number of votes cast against the amendment was 102,267. The number of votes cast in favor of the amendment was sufficient for approval of the amendment.

                                   ARTICLE V

     The amendment does not effect any exchange, reclassification or cancellation of issued shares.


     DATED this 12th day of October, 1994.


                              WINTER SPORTS, INC.


                              By:  Dennis L. Green, Chairman of the
                                   Board of Directors


                              Attest:  Darrel R. Martin, Secretary







                      SECOND ARTICLES OF AMENDMENT TO THE
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                              WINTER SPORTS, INC.


     Pursuant to the provisions of the Montana Business Corporation Act, the undersigned corporation adopts the following Second Articles of Amendment to the Restated Articles of Incorporation of WINTER SPORTS, INC.:

                                   ARTICLE I

     The name of the corporation is:  `WINTER SPORTS, INC.''


                                   ARTICLE II

     The following amendment to the Restated Articles of Incorporation was adopted by the shareholders and directors of the corporation on the 13th day of October, 1998, in the manner prescribed by the Business Corporation Act:

          1.   Article III, Section I is hereby repealed.

          2.   Article IX is hereby adopted, to read as follows:


                                  ARTICLE  IX

     A. To the fullest extent permitted by applicable law, the corporation shall indemnify any director, officer, or employee who is made a party to any legal, regulatory or other proceeding because he or she is or was a director, officer or employee of the corporation.

     B. No director shall be liable to the corporation or its shareholders for any actions taken or any failure to take any action, as a director, except liability for:

          (1) the amount of a financial benefit received by a director to which the director is not entitled;

          (2) an intentional infliction of harm on the corporation or the shareholders;

          (3)   a violation of MCA 35-1-712; and

          (4)   an intentional violation of criminal law.

     C. No officer shall be liable to the corporation or its shareholders if the officer acts:

          (1)   in good faith;

          (2) with the care an ordinarily prudent person in a similar position would exercise under similar circumstances; and

          (3) in a manner the officer reasonably believes to be in the best interests of the corporation;


                                  ARTICLE III

     The number of shares of the corporation issued and outstanding at the time of such adoption was 1,008,368 shares of common stock. The preferred shares previously outstanding have been redeemed and are no longer outstanding. The number of shares entitled to vote thereon was 1,008,368. The number of shares represented at the meeting of shareholders on October 13, 1998, was 850,748. A proper quorum was present at the meeting.


                                   ARTICLE IV

     The number of shares voted for such amendment was 795,120; the number of shares voted against such amendment was 12,744; and the number of shares abstaining was 42,884. The number of votes cast in favor of the amendment was sufficient for approval of the amendment.

                                   ARTICLE V

     The amendment does not provide for any exchange, reclassification or cancellation of issued shares, and does not affect the amount of stated capital.

     DATED this 27th day of October, 1998.

                              WINTER SPORTS, INC.

                              By:  Michael J. Collins
                              Its:   President

                              Attest By:   Sandra K. Unger